UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10080 N. Wolfe Rd., Suite SW3-200 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as the underwriter (the “Underwriter”), relating to the offering, issuance and sale of (i) 3,276,262 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of up to 1,485,643 shares of Common Stock, and (iii) warrants (the “Warrants”) exercisable for an aggregate of 4,761,905 shares of Common Stock (the “Offering”). The public offering price for each Share and accompanying Warrant to purchase one share of Common Stock (including the pricing for the warrant repricing described below) is $1.05, and the public offering for each Pre-Funded Warrant and accompanying Warrant to purchase one share of Common Stock is $1.0499. The net proceeds to the Company from the Offering are expected to be approximately $4.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on or about August 22, 2024, subject to customary closing conditions.

The Warrants are each exercisable for one share of Common Stock at an exercise price of $0.7964 per share and will expire five years from the issuance date. The Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Warrants or Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.  In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrant calculated pursuant to a formula set forth in the Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The Offering is being made pursuant to a prospectus supplement, dated August 20, 2024, and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-262348) filed with the Securities and Exchange Commission (“SEC”) on January 26, 2022 and previously declared effective by the SEC.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 45-day period following the signing of the Underwriting Agreement. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Underwriting Agreement) until 180 days following the date of the Underwriting Agreement; provided that the entry into and/or issuance of shares in an “at the market” offering shall not be deemed a Variable Rate Transaction. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Upon the closing of the Offering, the Company agreed to issue to the Underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase up to 238,095 shares of Common Stock, or 5% of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering. The Underwriter Warrants will be exercisable at an exercise price of $1.3125 per share and are exercisable during the five-year period commencing six months after the closing date of the Offering. In addition, pursuant to the terms of the Underwriting Agreement, the Underwriter shall be entitled to underwriting commissions and discounts of 8.0% of the aggregate gross proceeds of the Offering and reimbursement of expenses up to $125,000.

In connection with the Offering, on August 20, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the investor in the Offering pursuant to which the Company agreed to amend the investor’s (i) warrants to purchase up to 2,536,586 shares of Common Stock at an exercise price of $5.00 per share issued in November of 2023 and (ii) warrants to purchase up to 2,199,975 shares of Common Stock at an exercise price of $4.125 per share issued in June of 2021 (together, the “Existing Warrants”), in consideration for such investor’s participation in the Offering and the payment of $0.125 per Existing Warrant (which amount is included in the $1.05 offering price above) to (i) lower the exercise price of the Existing Warrants to $0.7964 per share and (ii) amend the expiration date of the Existing Warrants to five years following the closing of the Offering, effective upon the closing of the Offering.

The foregoing descriptions of the Underwriting Agreement, the Warrants, the Pre-Funded Warrants, the Underwriter Warrants and the Warrant Amendment Agreement are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement, the Form of Warrant, the Form of Pre-Funded Warrant, the Form of Underwriter Warrant and the Form of Warrant Amendment Agreement, which are filed as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the opinion of Lowenstein Sandler LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares, Warrants, Pre-Funded Warrants, Underwriter Warrants and the shares of Common Stock issuable upon exercise of the Warrants, Pre-Funded Warrants and Underwriter Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 21, 2024, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the timing and anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include general market conditions, the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on April 15, 2024, and the final prospectus supplement relating to the Offering to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1+	Underwriting Agreement, dated August 20, 2024, between Reviva Pharmaceuticals Holdings, Inc. and Titan Partners Group LLC.

4.1	Form of Warrant.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Underwriter Warrant.

4.4	Form of Warrant Amendment Agreement.

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).

99.1	Press Release dated August 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: August 21, 2024	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer